Section 1350 Certifications
CERTIFICATE OF CHIEF FINANCIAL OFFICER
AND CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jinhu Zhang, President, Chief Executive Officer and Director of COMTRIX Inc. (who also performs as the Principal Financial Officer and Principal Accounting Officer) certify that the Quarterly Report on Form 10-QSB (the "Report") for the quarter ended February 28, 2006, filed with the Securities and Exchange Commission on the date hereof:

(i)      fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)     the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Comtrix Inc.

By:	/s/ Jinhu Zhang
Jinhu Zhang
President, Chief Executive Officer and a member of the Board of Directors (who also performs as the Principal Financial officer and Principal Accounting Officer)

Date:	April 12, 2006

A signed original of this written statement required by Section 906 has been provided to Comtrix Inc. and will be retained by Comtrix Inc. and furnished to the Securities and Exchange Commission or its staff upon request.